UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELUS CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Floor 8, 555 Robson Street Vancouver, British Columbia, Canada	V6B 3K9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares (including Series A Rights)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s Common Shares and associated Series A Rights to be registered hereunder, reference is made to the information regarding the Registrant’s Common Shares and Series A Rights set forth under the heading “Description of Share Capital—Common Shares and Non-Voting Shares” in the Registrant’s Registration Statement on Form F-10 (File No. 333-176788) filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2011, as amended by Amendment No. 1 thereto, filed with the SEC on October 3, 2011, which information is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1	Articles of TELUS Corporation.

4.1	Specimen Common Share Certificate.

4.2

Shareholder Rights Plan Agreement, dated as of March 12, 2010, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (filed as Exhibit 99.1 to the Registrant’s Form 6-K, dated March 12, 2010, filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELUS Corporation
(Registrant)

	By:	/s/ Monique Mercier
		Name:	Monique Mercier
		Title:	Senior Vice-President, Chief
Legal Officer and Corporate
Secretary

Date: January 31, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of TELUS Corporation.

4.1	Specimen Common Share Certificate.

4.2

Shareholder Rights Plan Agreement, dated as of March 12, 2010, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (filed as Exhibit 99.1 to the Registrant’s Form 6-K, dated March 12, 2010, filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference).